UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 24, 2014

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana		59102
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Stillwater Mining Company announced the retirement of Terry Ackerman, Vice President of Corporate Development. In connection with his departure, on November 21, 2014, Mr. Ackerman and the Company entered into a Severance and General Release Agreement (the “Severance Agreement"), as described below.

Among various other terms and conditions, the Severance Agreement provides that Mr. Ackerman will receive the following compensation and benefits upon effectiveness of the Severance Agreement: (1) a payment of $1,040,792.03; (2) any unpaid wages and accrued vacation through October 14, 2014; (3) employee's costs of COBRA coverage for eighteen months; (4) accelerated vesting of 32,128 restricted stock units; and (5) vesting of performance based restricted stock units of 19,564 upon the conclusion of the performance period and subject to the satisfaction of the performance criteria as described in the grant agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Severance and General Release Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary